Exhibit 10.19

UQM TECHNOLOGIES, INC.

2012 EQUITY INCENTIVE PLAN

(effective April 11, 2012)

Table of Contents

Page

ARTICLE I INTRODUCTION *

1.1 Establishment *

1.2 Purposes *

1.3 Effective Date *

ARTICLE II DEFINITIONS *

2.1 Definitions *

2.2 Gender and Number *

ARTICLE III PLAN ADMINISTRATION *

3.1 General *

3.2 Delegation by Committee *

ARTICLE IV STOCK SUBJECT TO THE PLAN *

4.1 Number of Shares *

4.2 Limit on Option Grants *

4.3 Share Counting *

4.4 Adjustments for Stock Split, Stock Dividend, Etc. *

4.5 General Adjustment Rules *

4.6 Determination by the Committee, Etc. *

ARTICLE V CORPORATE REORGANIZATION; CHANGE IN CONTROL *

5.1 Vesting and Termination of Options *

5.2 Assumption or Substitution of Options *

5.3 Corporate Transaction *

ARTICLE VI PARTICIPATION *

ARTICLE VII OPTIONS *

7.1 Grant of Options *

7.2 Stock Option Agreements *

7.3 Restrictions on Incentive Options *

7.4 Transferability *

7.5 No Repricing *

7.6 Shareholder Privileges *

ARTICLE VIII RIGHTS OF PARTICIPANTS *

8.1 Service *

8.2 No Plan Funding *

ARTICLE IX GENERAL RESTRICTIONS *

9.1 Investment Representations *

9.2 Compliance with Securities Laws *

9.3 Changes in Accounting Rules *

9.4 Tax Laws. *

ARTICLE X OTHER EMPLOYEE BENEFITS *

ARTICLE XI PLAN AMENDMENT, MODIFICATION AND TERMINATION *

ARTICLE XII WITHHOLDING *

ARTICLE XIII REQUIREMENTS OF LAW *

13.1 Requirements of Law *

13.2 Federal Securities Law Requirements *

13.3 Governing Law *

ARTICLE XIV DURATION OF THE PLAN *

UQM TECHNOLOGIES, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Establishment . UQM Technologies, Inc., a Colorado corporation, effective April 11, 2012, hereby establishes the UQM Technologies, Inc. 2012 Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(e)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to certain key employees of the Company and to certain consultants to the Company.

1.2 Purposes . The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

1.3 Effective Date . The initial effective date of the Plan is April 11, 2012. No Option shall be exercisable by any individual who is or who may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, until the Plan is approved by the Company's shareholders. The Plan and any amendments to the Plan shall be approved the Company's shareholders to the extent and in the manner such approval is required by applicable law or the rules of the exchange or other market on which the Company's stock is traded.

ARTICLE II

DEFINITIONS

2.1 Definitions . The following terms shall have the meanings set forth below:

(a) "Affiliated Corporation" means any corporation or other entity that is affiliated with UQM through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Code section 424 and further provided that, to the extent required under Code section 409A, an "Affiliated Corporation" shall include only an entity in which the Company possesses at least 20% of the total combined voting power of the entity's outstanding voting securities or such other threshold ownership percentage permitted under Code section 409A.

(b) "Board" means the Board of Directors of UQM.

(c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

(d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee may designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (ii) consist solely of persons who qualify as an "outside director" within the meaning of Code section 162(m), and (iii) consist solely of persons who qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the Options to be granted pursuant to the Plan and the terms and conditions thereof.

(e) "Company" means UQM Technologies, Inc. and the Affiliated Corporations.

(f) "Disabled" or "Disability" shall have the meaning given to such terms in Code section 22(e)(3).

(g) "Effective Date" means the effective date of the Plan, April 11, 2012, the date the Plan was approved by the Board.

(h) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Non-Qualified Options under the Plan.

(i) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Code section 3401. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code section 3401 even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(k) "Fair Market Value" means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee using a method that is consistent with the requirements of Code section 409A. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

(l) "Incentive Option" means an Option designated as such and granted in accordance with Code section 422.

(m) "Non-Qualified Option" means any Option other than an Incentive Option.

(n) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(o) "Option Agreement" shall have the meaning given to such term in Section 7.2 hereof.

(p) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

(q) "Option Period" means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(r) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(s) "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

(t) "Retirement" means termination of services for the Company on or after the Participant's 65th birthday, termination of services for the Company pursuant to an early retirement provision in an employment agreement between the Company and the Participant, or voluntary termination of services for the Company by an officer of the Company who has served as an officer of the Company for twenty (20) or more years.

(u) "Securities Act" means the Securities Act of 1933, as it may be amended from time to time.

(v) "Share" means one whole share of Stock.

(w) "Stock" means the $0.01 par value common stock of UQM Technologies, Inc.

(x) "UQM" means UQM Technologies, Inc., a Colorado corporation, and any successor thereto.

2.2 Gender and Number . Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 General . The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Options to be granted pursuant to the Plan, fix the Option Price, Option Period and manner in which an Option becomes exercisable, as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee . The Committee may, from time to time, delegate, to a specified officer or officers of the Company, the power and authority to grant Options under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Option, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Options to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is, or is expected to be, covered by Code section 162(m) shall not be delegated by the Committee.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares . The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is ________ Shares. The maximum number of Shares that may be issued under Incentive Options is ________ Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Limit on Option Grants . The maximum number of Shares with respect to which a Participant may receive Options under the Plan in any calendar year is 500,000 Shares. The maximum number may be increased from time to time by approval of the Board and by the shareholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the shareholders. Shareholder approval shall not be required for increases solely pursuant to Section 4.4 below.

4.3 Share Counting . Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than __________ Shares may be issued under Incentive Options.

4.4 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Options may be granted under the Plan, (ii) the Shares then included in each outstanding Option granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.5 General Adjustment Rules . No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed and all such adjustments shall be completed pursuant to the rules of Code section 424 and the regulations promulgated thereunder. Notwithstanding the provisions of this ARTICLE IV, no Option shall be adjusted in a manner that will cause the Option Price ever to be less than the Fair Market Value of the Stock on the date the Option was granted or that will cause the Option to become subject to Code section 409A. Any and all adjustments or changes in number or kind of Shares subject to an Option and the exercise price for the Option shall comply with the requirements of Code section 409A. Notwithstanding the foregoing, upon the occurrence of any event contemplated by this ARTICLE IV, any changes contemplated herein shall, in the sole discretion of the Committee, be modified to the minimum extent necessary to avoid any acceleration of income or tax that may otherwise become due under Code section 409A.

4.6 Determination by the Committee, Etc. Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1 Vesting and Termination of Options . Unless the Committee provides otherwise at the time an Option is granted, upon the occurrence of a Corporate Transaction (as defined in Section 5.3), all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. The Committee may also provide for the assumption or substitution of any or all Awards as described in Section 5.2 and make any other provision for outstanding Awards as the Committee deems appropriate. The Committee may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Options.

5.2 Assumption or Substitution of Options . The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options. Any assumption or substitution of Options shall comply with the requirements of Code sections 409A and 424. Notwithstanding the foregoing, upon the occurrence of any event contemplated by this ARTICLE V, any changes contemplated herein shall, in the sole discretion of the Committee, be modified to the minimum extent necessary to avoid any acceleration of income or tax that may otherwise become due under Code section 409A.

5.3 Corporate Transaction . A Corporate Transaction shall include the following:

(a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company) or the sale of more than 50% of the outstanding voting stock of the Company;

(c) Liquidation: the dissolution or liquidation of the Company;

(d) Change in Control: A "Change in Control" shall be deemed to have occurred if at any time during any period of two consecutive years (including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(e) Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-Employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee and receipt of one Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1 Grant of Options . Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that Eligible Consultants may not be granted Incentive Options. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2 Stock Option Agreements . Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Agreement"). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b) Price. The price at which each share of Stock covered by an Option may be purchased shall be no less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

(c) Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable and vest over such period of time, if any, or upon such events, as determined by the Committee.

(d) Eligible Employees: Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

(i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

(ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

(iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period or, in the case of Non-Qualified Options, the twelve-month period, referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

(iv) If the Option Holder terminates employment on account of Retirement during the Option Period, the Option may be exercised by the Option Holder as follows: (A) in the case of an Incentive Option, within three (3) months after Retirement (provided that the exercise must occur within the Option Period), but not thereafter, and (B) in the case of a Non-Qualified Option, during the remainder of the Option Period, but not thereafter. In any such case, the Option shall become fully vested and may be exercised as to the all Shares remaining subject to the Option on the date of Retirement.

(v) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, death, or Retirement, the Option may be exercised by the Option Holder as follows: (A) in the case of an Incentive Option, within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter and (B) in the case of a Non-Qualified Option, within twelve (12) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

(e) Eligible Independent Contractors: Termination of Services, Death. Each Option agreement shall provide as follows with respect to the exercise of the Option:

(i) If the services of the Option Holder terminate within the Option Period other than on account of cause or the Option Holder's death, the Option may be exercised during the remainder of the Option Period. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

(ii) If the services of the Option Holder terminate within the Option Period for "cause," as determined by the Company, the Option shall thereafter be void for all purposes; provided however, that if the agreement between the Company and an Independent Contractor provides for termination of the agreement for "cause," the term "cause" for purposes of this subsection shall have the same meaning as in such agreement.

(iii) If the Option Holder dies during the Option Period, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution for fifteen (15) months after the Option Holder's death (if otherwise in the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

(f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

(g) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's transaction described in subsection 7.2(g)(ii)(ii)(D) in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A) in cash;

(B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of the Company;

(C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless (I) such Stock has been held by the Option Holder for more than six (6) months and (II) in the case of Stock acquired through the exercise of an Incentive Option, the Stock has been held by the Option Holder for more than two (2) years after the date the Incentive Option was granted and more than twelve (12) months after the date the Incentive Option was exercised; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

(D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(i) Withholding. Upon exercise of a Non-Qualified Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Code sections 3102 and 3402 and applicable state and local tax laws, including payment of such taxes by withholding Stock to be issued under the Non-Qualified Option, as provided in ARTICLE XII.

7.3 Restrictions on Incentive Options .

(a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Incentive Option and Incentive Options shall be taken into account in the order granted.

(b) Ten Percent Shareholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Incentive Option and the Option Period for any such Option shall not exceed five (5) years.

7.4 Transferability .

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) InterVivos Transfer to Certain Family Members. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

(c) No Transfer of ISOs. During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

(d) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

7.5 No Repricing . Except in connection with a corporate transaction involving the Company (including, without limitation, adjustments described in Sections 4.4 and 4.5 and transactions described in ARTICLE V), the Committee or the Company shall not, without the prior approval of the shareholders of the Company, (a) amend the terms of any outstanding Option to reduce the option price, (b) cancel any outstanding Option and replace it with a new Option with a lower exercise price where the economic effect would be the same as reducing the option price of the cancelled Option, (c) cancel any outstanding Option in exchange for cash, or (d) take any other action with respect to an Option that would be treated as a "repricing" under the accounting rules or under the rules of the Securities and Exchange Commission.

7.6 Shareholder Privileges . No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in ARTICLE IV.

ARTICLE VIII

RIGHTS OF PARTICIPANTS

8.1 Service . Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

8.2 No Plan Funding . Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE IX

GENERAL RESTRICTIONS

9.1 Investment Representations . The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

9.2 Compliance with Securities Laws . Each Option grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

9.3 Changes in Accounting Rules . Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

9.4 Tax Laws. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the tax laws or regulations applicable to any Options or to any Participants shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the items of income, gain, loss, or deduction of the Company for tax purposes, the Committee shall have the right and power to modify as necessary any then outstanding Options as to which the applicable services or other restrictions have not been satisfied. In particular, the Committee shall have the right and power to modify any outstanding Options as necessary to satisfy the requirements of Code section 409A. Any Option that is intended to be treated as "performance-based compensation" under Code section 162(m) shall be granted, administered and paid in compliance with the requirements of Code section 162(m).

ARTICLE X

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XI

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Participant holding such Options.

ARTICLE XII

WITHHOLDING

The Company's obligations to deliver shares of Stock upon the exercise of any Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Company shall have the right to deduct from payments of any kind due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Options. Upon the exercise of any Option, the Option Holder shall make arrangements to pay all applicable withholding taxes in cash. If the Option Holder has not made arrangements satisfactory to the Company to pay the withholding in cash, the Company shall withhold a sufficient number of shares to satisfy the Company's minimum statutory withholding obligation for any taxes incurred as a result of such vesting (based on the minimum withholding rates for federal and state tax purposes, including payroll taxes).

ARTICLE XIII

REQUIREMENTS OF LAW

13.1 Requirements of Law . The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

13.2 Federal Securities Law Requirements . If a Participant is an officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Option for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Option or other document evidencing or accompanying the Option.

13.3 Governing Law . The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XIV

DURATION OF THE PLAN

Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on April 10, 2022 and no Option shall be granted, or offer to purchase Stock made, after such termination. Options outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

UQM TECHNOLOGIES, INC.

By:	_______________________________
Name:
Title:
Date: